EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q1 2019 Results
HOUSTON, TX--(April 30, 2019) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended March 31, 2019.

–	Sixth consecutive quarter of revenue and Adjusted EBITDA growth in spite of both seasonal headwinds and a challenging commodity tape

–	Sequential net income more than doubled with revenue and Adjusted EBITDA each showing a 4% gain

–	2019 capex spend largely complete in Q1, free cash flow generation balance of 2019 primary focus
Consolidated Q1 2019 Financial Highlights
Revenues saw a sequential increase of 4% to $88.3 million, from $85.3 million in Q4.
Net income increased $1.9 million to $3.6 million from $1.7 million in Q4. The increase in net income was driven by increased revenue and a reduction in depreciation and amortization expenses. This was partially offset by an increase in cost of sales.
Adjusted EBITDA1 increased 4% to $14.2 million, from $13.7 million in Q4. The Adjusted EBITDA increase was driven by a revenue increase partially offset by an increase in cost of services.
CEO Comments
“Ranger posted another quarter of improving performance in the face of both ongoing seasonal headwinds and a challenging commodity tape.  We are proud of the fact that we have grown both revenue and Adjusted EBITDA every quarter since our Q3 2017 IPO. Financial performance again reached a high water mark in Q1 with a 4% sequential increase in both revenue and Adjusted EBITDA.  While we did see the 4th quarter crude price downturn and inclement northern weather impact the start of 2019, these declines were more than offset by our Permian wireline business which saw its first full quarter of operations with the entire complement of assets from our 2018 growth capital program.

Our High Specification Rigs business experienced a modest decrease in pricing and a drop in utilization primarily driven by the impact of lower oil prices and severe weather on our Permian and Bakken 24-hour completion rig activity. Our Permian wireline completions business continued operations on a 100% dedicated basis with an average unit count of 13 during the quarter, up from 11 in Q4.  Market share gains and solid pricing also contributed to the success of this business. Our Processing Solutions business results saw a pull-back vs Q4 on the expected return of installation revenue back down to historic run rates.

[1]
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

As we move beyond the first quarter of 2019, we continue to sharpen our focus on near-term cash flow generation and driving efficiencies across our operations while increasing our exposure to existing and new top-tier customers.

On the new customer front, we are pleased to announce a new, multi-year Permian Basin contract with a global, integrated customer. Moving forward, we expect to ramp our High Specification rigs' activity along with select Completion and Other Services offerings as we mobilize assets to service this contract.  This relationship marks a milestone for Ranger as we reap the benefits of our significant work in putting systems and processes in place that allow us to service an increasingly high-graded customer base.

On the cash-flow front, Q1 saw us take delivery of the majority of our expected 2019 growth capital items. For the balance of the year we continue to plan for minimal capital spend, significant cash flow generation and targeted debt reductions.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue decreased 10%, or $3.6 million, to $31.7 million in Q1 from $35.3 million in Q4 2018. The decrease was driven by reduced rig utilization, as measured by average monthly hours per rig, to 142 from 154. Total rig hours decreased 7% to approximately 60,100 hours in Q1 from 64,900 in Q4. Average hourly rig rates decreased 3%, or $16, to $522 from $538 in Q4.
Operating loss was reduced by $0.5 million to a loss of $0.5 million in Q1 from a loss of $1.0 million in Q4. Adjusted EBITDA decreased 16%, or $0.8 million, to $4.3 million in Q1 from $5.1 million in Q4. The reduction in operating loss was attributable to a decrease in depreciation and amortization expense. The Adjusted EBITDA decline was primarily due to the decrease in revenue, as described above.
Completion and Other Services
Completion and Other Services segment revenue increased 18%, or $7.9 million, to $51.6 million in Q1 from $43.7 million in Q4 2018. The increase is primarily related to wireline activity, with an additional wireline truck deployed in Q1, increasing the total wireline truck count to 13.
Operating income increased $1.8 million to $10.9 million in Q1 from $9.1 million in Q4. Adjusted EBITDA increased 18%, or $2.1 million, to $13.7 million in Q1 from $11.6 million in Q4. The increase in operating income and Adjusted EBITDA was driven by increased revenue, which was partially offset by a sequential increase in cost of services.
Processing Solutions
Processing Solutions revenue decreased 21%, or $1.3 million, to $5.0 million in Q1 from $6.3 million in Q4 2018.  This reduction in revenue is attributable to lower installation and operating and maintenance revenues. Equipment rental revenue remained relatively flat to Q4 2018.
Operating income decreased $0.7 million to $2.3 million in Q1 from $3.0 million in Q4. Adjusted EBITDA decreased 18%, or $0.6 million, to $2.8 million in Q1 from $3.4 million in Q4. The decrease in operating income and Adjusted EBITDA is attributable to decreased revenue, as described above.

Liquidity
We ended the quarter with $23.4 million of liquidity, consisting of $17.7 million of capacity available on our revolving credit facility and $5.7 million of cash.
The Q1 cash ending balance of $5.7 million compares to $2.6 million at the end of Q4 2018. We had an outstanding draw on our revolving credit facility of $25.6 million, leaving $17.7 million of capacity on a quarter end borrowing base of $43.3 million.
Capital Expenditures
Total capital expenditures recorded during the quarter were $9.2 million. Of that amount, $1.8 million was related to our Completion and Other Services business including four sets of pressure control equipment and associated ancillary equipment. The total amount included $2.8 million related to High Specification Rigs ancillary equipment. Also included was $4.1 million associated with the addition of two processing units and six gas coolers in our Processing Solutions segment. Maintenance capital expense for the quarter was $0.7 million.
Additions of new leased vehicles to support current growth and replacement of vehicles amounted to $0.5 million.
Conference Call
The Company will host a conference call to discuss its Q1 2019 results on May 1, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10129915. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission (the “SEC”). The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenues
High specification rigs	$31.7	$35.3
Completion and other services	51.6	43.7
Processing solutions	5.0	6.3
Total revenues	88.3	85.3

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	27.4	30.4
Completion and other services	37.9	32.0
Processing solutions	2.2	2.9
Total cost of services	67.5	65.3
General and administrative	7.2	7.0
Depreciation and amortization	8.4	9.7
Total operating expenses	83.1	82.0

Operating income	5.2	3.3

Other expenses
Interest expense, net	(1.3)	(1.9)
Total other expenses	(1.3)	(1.9)
Income before income tax expense	3.9	1.4
Tax expense (benefit)	0.3	(0.3)
Net income	3.6	1.7
Less: Net income attributable to non-controlling interests	1.6	0.7
Net income attributable to Ranger Energy Services, Inc.	$2.0	$1.0

Earnings per common share
Basic	$0.24	$0.12
Diluted	$0.21	$0.11
Weighted average common shares outstanding
Basic	8,448,719	8,444,680
Diluted	9,730,710	16,056,212

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$5.7	$2.6
Accounts receivable, net	51.8	45.4
Contract assets	7.6	3.1
Inventory	5.9	4.9
Prepaid expenses	3.7	5.1
Total current assets	74.7	61.1

Property and equipment, net	230.7	229.8
Intangible assets, net	9.9	10.0
Operating lease right-of-use assets	7.6	—
Other assets	0.7	1.6
Total assets	323.6	302.5

Liabilities and Stockholders' Equity
Accounts payable	18.7	17.2
Accrued expenses	21.7	18.5
Finance lease obligations, current portion	4.6	4.4
Long-term debt, current portion	15.8	15.8
Other current liabilities	5.6	3.0
Total current liabilities	66.4	58.9

Operating lease right-of-use obligation	5.2	—
Finance lease obligations	5.8	6.6
Long-term debt, net	49.4	44.7
Other long-term liabilities	0.6	0.3
Total liabilities	127.4	110.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2019 and December 31, 2018	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,454,273 and 8,448,527 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of March 31, 2019 and December 31, 2018	0.1	0.1
Accumulated deficit	(7.9)	(9.9)
Additional paid-in capital	112.2	111.6
Total stockholders' equity	104.5	101.9
Non-controlling interest	91.7	90.1
Total stockholders' equity	196.2	192.0
Total liabilities and stockholders' equity	$323.6	$302.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Three Months Ended
March 31, 2019
Cash Flows from Operating Activities
Net income	$3.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8.4
Equity based compensation	0.6
Gain on sale of property, plant and equipment	(0.2)
Other costs, net	0.1
Changes in operating assets and liabilities
Accounts receivable	(6.4)
Contract assets	(4.5)
Inventory	(1.0)
Prepaid expenses	1.4
Other assets	0.9
Accounts payable	2.9
Accrued expenses	3.8
Other long-term liabilities	0.3
Net cash provided by operating activities	9.9

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(10.8)
Proceeds from sale of property, plant and equipment	0.3
Net cash used in investing activities	(10.5)

Cash Flows from Financing Activities
Borrowings under line of credit facility	12.3
Principal payments on line of credit facility	(5.2)
Principal payments on Encina Master Financing Agreement	(2.3)
Principal payments on financing lease obligations	(1.1)
Net cash provided by financing activities	3.7

Increase in Cash and Cash equivalents	3.1
Cash and Cash Equivalents, Beginning of Period	2.6
Cash and Cash Equivalents, End of Period	$5.7

Supplemental Cash Flows Information
Interest paid	$1.4
Supplemental Disclosure of Non-cash Investing and Financing Activity
Non-cash capital expenditures	$(2.0)
Non-cash additions to fixed assets through financing leases	$(0.5)
Initial non-cash operating lease right-of-use asset addition	$(8.3)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2019 and December 31, 2018, in millions:

	Three Months Ended March 31, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.5)	$10.9	$2.3	$(9.1)	$3.6
Interest expense	—	—	—	1.5	1.5
Tax expense (benefit)	—	—	—	0.3	0.3
Depreciation and amortization	4.8	2.8	0.5	0.3	8.4
EBITDA	4.3	13.7	2.8	(7.0)	13.8

Equity based compensation	—	—	—	0.6	0.6
IPO, Acquisition, and severance costs	—	—	—	—	—
Gain on property, plant and equipment	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$4.3	$13.7	$2.8	$(6.6)	$14.2

	Three Months Ended December 31, 2018
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(1.0)	$9.1	$3.0	$(9.4)	$1.7
Interest expense	—	—	—	1.9	1.9
Tax expense (benefit)	—	—	—	(0.3)	(0.3)
Depreciation and amortization	5.9	2.5	0.4	0.9	9.7
EBITDA	4.9	11.6	3.4	(6.9)	13.0

Equity based compensation	—	—	—	0.5	0.5
IPO, Acquisition, and severance costs	0.2	—	—	—	0.2
Gain on property, plant and equipment	—	—	—	—	—
Adjusted EBITDA	$5.1	$11.6	$3.4	$(6.4)	$13.7